Exhibit 99-B.8.11

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

ING Financial Advisers, LLC

and

Reliastar Life Insurance Company of New York

This Amendment is dated as of 31st day of August, 2005 by and between ING Partners, Inc. (the
“Fund”), ING Life Insurance and Annuity Company (the “Adviser”), ING Financial Advisers, LLC (the
“Distributor”) and Reliastar Life Insurance Company of New York (the “Company”) (collectively, the
“Parties”).

WHEREAS, the Parties entered into a Participation Agreement on December 6, 2001 (the
“Agreement”) and subsequently amended the Agreement on March 13, 2002, May 1, 2003, November 1,
2004 and April 29, 2005;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1. The second Whereas clause of the Agreement is hereby deleted and replaced by the following clause:

“WHEREAS, the shares of commons tock of the fund are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio s comprised of one or more classes of shares currently consisting of the Initial Class, Adviser, Class, Service Class and Class T;”

2. Section 2.6 is deleted and replaced by the following Section 2.6:

The Adviser Class and Class T Shares of each Portfolio are subject to a distribution fee, payable to the Distributor pursuant to the Rule 12b-1 Plans adopted by the Adviser Class and Class T in accordance with the 1940 Act. Each Rule 12b-1 Plan permits the Distributor to enter into distribution services agreements with and pay, on behalf of each Adviser Class and Class T Portfolio, compensation to certain securities dealers, brokers, financial institutions or other industry professional (“Service Organizations”) for providing distribution assistance.

The Adviser Class, Service Class and Class T Shares of each Portfolio are subject to a shareholder servicing fee payable to Service Organizations pursuant to Shareholder Servicing Plans adopted for the Adviser Class, Service Class and Class T. The fund may enter into shareholder servicing agreements and pay, on behalf of each Adviser Class, Service Class and Class T portfolio, compensation to Service Organizations for providing administrative support services to shareholders.

The Initial Class is not currently subject to a distribution or shareholder servicing fee.

3. By replacing the existing Amended Schedule B with the Amended Schedule B attached hereto.

4. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company
By:	\s\ Robert S. Naka	By:	\s\ Laurie M. Tillinghast
	Robert S. Naka		Laurie M. Tillinghast
	Senior Vice President		Vice President
ING Financial Advisers, LLC		Reliastar Life Insurance Company of New
York
By:	\s\ Terran R. Titus	By:	\s\ Laurie M. Tillinghast
Name:	Terran R. Titus		Laurie M. Tillinghast
Title:	Vice President, Advisory Services		Vice President

AMENDED SCHEDULE B

ING Partners, Inc.
Designated Portfolios

ING American Century Large Company Value Portfolio – Initial, Adviser and Service Class
ING American Century Select Portfolio – Initial, Adviser and Service Class
ING American Century Small Cap Value Portfolio – Initial, Adviser and Service Class
ING Baron Small Cap Growth Portfolio – Initial, Adviser and Service Class
ING Fidelity® VIP Contrafund® Portfolio – Initial, Adviser and Service Class
ING Fidelity® VIP Equity-Income Portfolio – Initial, Adviser and Service Class
ING Fidelity® VIP Growth Portfolio – Initial, Adviser and Service Class
ING Fidelity® VIP Mid Cap Portfolio – Initial, Adviser and Service Class
ING Fundamental Research Portfolio – Initial, Adviser and Service Class
ING Goldman Sachs® Capital Growth Portfolio – Initial, Adviser and Service Class
ING Goldman Sachs® Core Equity Portfolio – Initial, Adviser and Service Class
ING JPMorgan Fleming International Portfolio – Initial, Adviser and Service Class
ING JPMorgan Mid Cap Value Portfolio – Initial, Adviser and Service Class
ING MFS Capital Opportunities Portfolio – Initial, Adviser and Service Class
ING OpCap Balanced Value Portfolio – Initial, Adviser and Service Class
ING Oppenheimer Global Portfolio – Initial, Adviser and Service Class
ING Oppenheimer Strategic Income Portfolio – Initial, Adviser and Service Class
ING PIMCO Total Return Portfolio – Initial, Adviser and Service Class
ING Salomon Brothers Aggressive Growth Portfolio – Initial, Adviser and Service Class
ING Salomon Brothers Fundamental Value Portfolio – Initial, Adviser and Service Class
ING Salomon Brothers Large Cap Growth Portfolio – Initial, Adviser and Service Class
ING Solution 2015 Portfolio – Initial, Adviser, Service Class and Class T
ING Solution 2025 Portfolio – Initial, Adviser, Service Class and Class T
ING Solution 2035 Portfolio – Initial, Adviser, Service Class and Class T
ING Solution 2045 Portfolio – Initial, Adviser, Service Class and Class T
ING Solution Income Portfolio – Initial, Adviser, Service Class and Class T
ING T. Rowe Price Diversified Mid Cap Growth Portfolio – Initial, Adviser and Service Class
ING T. Rowe Price Growth Equity Portfolio – Initial, Adviser and Service Class
ING UBS U.S. Large Cap Equity Portfolio – Initial, Adviser and Service Class
ING Van Kampen Comstock Portfolio – Initial, Adviser and Service Class
ING Van Kampen Equity and Income Portfolio – Initial, Adviser and Service Class

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*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with
Goldman, Sachs & Co.
** Fidelity® and Contrafund® are registered trademarks of FMR Corp.